Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Delta Air Lines, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Carry Forward Rule	Amount Registered(1)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(2)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	7,851,054	$344,504,249.52	$34,691.58	S-3ASR	333-209571	2016-02-17	$34,691.58
	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	15,321,705(3)	$689,573,619.21(3)	$74,685.12(3)	POSASR	333-209571	2017-03-30	$74,685.12
	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	13,523,218	–	–	S-3ASR	333-229720	2019-02-15	–

	Total Offering Amounts				$689,573,619.21	$74,685.12
	Total Fees Previously Paid					$74,685.12
	Total Fee Offsets					$0
	Net Fee Due					$0

(1)	This Registration Statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), and includes solely 10,425,433 shares of common stock, par value $0.0001 per share, of Delta Air Lines, Inc. (“Delta”) that were previously registered on Delta’s Registration Statement on Form S-3 (Registration No. 333-209571), which was filed with the SEC on February 17, 2016 and amended on March 30, 2017 (the “Prior Registration Statement”) and subsequently on Delta’s expiring Registration Statement on Form S-3 (Registration No. 333-229720), which was filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2019 (the “Expiring Registration Statement”), and were not sold thereunder. This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to Rule 416(a) under the Securities Act.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 10,425,433 unsold shares of common stock previously registered on the Prior Registration Statement and subsequently on the Expiring Registration Statement. In connection with the original registration of such unsold shares of common stock on the Prior Registration Statement, Delta paid a registration fee of $74,685.12, which fees were applied to the Expiring Registration Statement and will continue to be applied to such unsold securities included on this Registration Statement. Accordingly, there is no registration fee due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(3)	Includes 7,851,054 shares of common stock registered by Delta on Delta’s Registration Statement on Form S-3 (Registration No. 333-209571), which was filed with the SEC on February 17, 2016, for which a filing fee of $34,691.58 was previously paid based on the fee rate then in effect.